UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2011

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture relating to the 8 1/4% Senior Notes due 2019

On April 18, 2011, AEP Industries Inc., a Delaware corporation (the “Company”), in connection with the consummation of its previously announced private placement offering (the “Notes Offering”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), issued $200,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2019 (the “New Notes”). The New Notes were issued under an indenture, dated as of April 18, 2011 (the “New Notes Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The New Notes are unsecured senior obligations of the Company and will mature on April 15, 2019. The New Notes bear interest at a rate of 8.250% per annum, payable semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment dates on April 15 and October 15, respectively, of each year beginning on October 15, 2011.

The Company may redeem all or a portion of the New Notes at any time on or after April 15, 2014, at the applicable redemption price plus accrued and unpaid interest. In addition, prior to April 15, 2014, the Company may redeem all or a portion of the New Notes at a price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, plus a “make-whole” premium. The Company may redeem up to 35% of the aggregate principal amount of the New Notes at any time prior to April 15, 2014, using net proceeds from certain equity offerings. If the Company experiences certain kinds of changes in control, it must offer to purchase the New Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest. If the Company sells certain assets, under certain circumstances, it must offer to repurchase the New Notes pro rata up to a maximum amount equal to the proceeds of such sale at 100% of the principal amount, plus accrued and unpaid interest.

The following is a brief summary of certain of the terms of the New Notes and the New Notes Indenture.

Ranking

The New Notes are:

•

effectively subordinated to all of the Company’s existing and future secured obligations, to the extent of the value of the assets securing such obligations, including the Company’s obligations under its senior secured credit facility, and structurally subordinated to all of the liabilities of the Company’s subsidiaries, whether or not secured; and

•	equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations.

As of the issue date, the New Notes are not guaranteed. However, in the event that a restricted subsidiary guarantees or pledges any assets to secure the payment of any of the Company’s other indebtedness or indebtedness of any restricted subsidiary, other than a guarantee by a foreign restricted subsidiary of indebtedness of another foreign restricted subsidiary, then such restricted subsidiary must guarantee payment of the New Notes.

Optional Redemption

On or after April 15, 2014, the Company may redeem the New Notes at its option at the following redemption prices (expressed as a percentage of the principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that occurs on or prior to the redemption date), if redeemed during the 12-month period commencing on April 15 of the years set forth in the table below:

Period	Redemption Price
2014	106.188%
2015	104.125%
2016	102.063%
2017 and thereafter	100.000%

In addition, prior to April 15, 2014, the Company may redeem the New Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date that occurs on or prior to the redemption date).

In addition, at any time and from time to time prior to April 15, 2014, the Company may redeem in the aggregate up to 35% of the New Notes with the net cash proceeds received by the Company of one or more equity offerings, at a redemption price (expressed as a percentage of the principal amount thereof) of 108.250%, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the aggregate principal amount of New Notes issued under the New Notes Indenture remains outstanding immediately after such redemption and that notice of redemption is mailed to holders of the New Notes not later than 60 days following consummation of the relevant equity offering, and that such offering is otherwise in accordance with the procedures set forth in the New Notes Indenture.

Change of Control

If the Company undergoes a change of control, it must offer to repurchase the New Notes at 101% of the principal amount, plus accrued and unpaid interest, to the repurchase date.

Covenants

The New Notes Indenture contains various covenants that limit the Company and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness,

•	pay dividends on, redeem or repurchase its capital stock,

•	make investments,

•	create certain liens,

•	sell assets,

•	enter into sale and lease-back transactions,

•	in the case of its restricted subsidiaries only, incur obligations that restrict their ability to make dividend or other payments to the Company,

•	in the case of its restricted subsidiaries only, guarantee or secure indebtedness,

•	enter into transactions with affiliates,

•	create unrestricted subsidiaries, and

•	consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries on a consolidated basis.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The New Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the New Notes to become or to be declared due and payable.

The foregoing summary is qualified in its entirety by reference to the full text of the New Notes Indenture, a copy of which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

Registration Rights Agreement

On April 18, 2011, in connection with the issuance of the New Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with respect to the New Notes, with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Initial Purchasers”). The Initial Purchasers and their affiliates have rendered and may in the future render various investment banking, lending and commercial banking services and other advisory services to the Company and its subsidiaries. The Initial Purchasers have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services. In addition, affiliates of the Initial Purchasers are lenders under the Company’s credit facility.

In the Registration Rights Agreement, the Company has agreed that it will file with the Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to the offer and exchange of the New Notes for registered notes having identical terms to the New Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase of interest rate as described below). In addition, under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the New Notes.

The Company is required to (i) file an exchange offer registration statement with the SEC within 120 days after the original issue date of the New Notes, (ii) use its commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC within 180 days after the original issue date of the New Notes and (iii) use its commercially reasonable efforts to cause the exchange offer to be consummated within 240 days after the original issue date of the New Notes.

If the Company fails to meet these filing, effectiveness or consummation targets or if the exchange offer registration statement or the shelf registration statement, if any, ceases to be effective or usable for certain specified periods (each, a “Registration Default”), the Company will pay additional interest to each holder of the New Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to 0.25% per annum of the principal amount of such New Notes. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such New Notes with respect to each subsequent 90-day period, up to a maximum amount of additional interest for all Registration Defaults of 1.0% per annum of the principal amount of such New Notes. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

The foregoing summary is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed hereto as Exhibit 4.3 and is incorporated herein by reference.

First Supplemental Indenture

On April 18, 2011, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) to the indenture, dated as of March 18, 2005, between the Company and the Trustee (the “Existing Indenture”).

The First Supplemental Indenture amends the Existing Indenture by eliminating substantially all of the restrictive covenants and certain of the default provisions contained in the Existing Indenture, as described below (the “Amendments”). The Existing Indenture provides that a supplemental indenture of this type may be entered into upon receipt of consents from holders representing a majority in principal amount of the 7.875% Senior Notes due 2013 (the “Old Notes”). Prior to the execution of the First Supplemental Indenture, the Company solicited and received the required consents to the Amendments in connection with its cash tender offer and consent solicitation for its outstanding Old Notes (the “Tender Offer”). The Tender Offer will expire at midnight, New York City time, on April 29, 2011 unless extended or earlier terminated by the Company (the “Expiration Date”).

The Amendments eliminate the following sections and references to those sections contained in the Existing Indenture as well as the events of default related to those sections, certain other events of default and the definitions relating to those sections and events of default:

•	Section 4.03 (Limitation on Transactions with Affiliates)

•	Section 4.04 (Limitation on Incurrence of Indebtedness)

•	Section 4.05 (Limitation on Certain Asset Dispositions)

•	Section 4.06 (Limitation on Restricted Payments)

•	Section 4.10 (Maintenance of Properties)

•	Section 4.12 (Provision of Financial Information)

•	Section 4.14 (Change of Control)

•	Section 4.16 (Limitation on Restrictions Affecting Restricted Subsidiaries)

•	Section 4.17 (Limitation on Liens)

•	Section 4.18 (Subsidiary Guarantees)

•	Section 4.19 (Limitation on Sale and Lease-Back Transactions)

•	Clauses (iii), (iv) and (v) of Section 5.01 (Restriction on Mergers, Consolidations and Certain Sales of Assets)

•	Clauses (f) and (g) and the phrase “or any Material Subsidiary” in clauses (h) and (i) of Section 6.01 (Events of Default)

The foregoing summary is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which is filed hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Indenture and the New Notes is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 above with respect to the First Supplemental Indenture is incorporated herein by reference.

Item 8.01.	Other Events

On April 18, 2011, the Company issued a press release announcing the consummation of the offering of the New Notes. A copy of the press release is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

On April 18, 2011, the Company issued a press release announcing the early settlement of its previously announced cash tender offer and consent solicitation with respect to the Old Notes that had been validly tendered and not withdrawn as of 5:00 p.m., New York City time, on April 15, 2011. A copy of the press release is filed as Exhibit 99.2 attached hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

4.1	Indenture, dated as of April 18, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 8.25% Senior Note due 2019 (see Exhibit A to Exhibit 4.1 included herein).

4.3	Registration Rights Agreement, dated April 18, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

4.4	First Supplemental Indenture, dated as of April 18, 2011, between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee.

99.1	Press release, dated April 18, 2011.

99.2	Press release, dated April 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: April 18, 2011	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit List

Exhibit	Description

4.1	Indenture, dated as of April 18, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 8.25% Senior Note due 2019 (see Exhibit A to Exhibit 4.1 included herein).

4.3	Registration Rights Agreement, dated April 18, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

4.4	First Supplemental Indenture, dated as of April 18, 2011, between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee.

99.1	Press release, dated April 18, 2011.

99.2	Press release, dated April 18, 2011.